UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 6, 2008 (February 29, 2008)

HOLLY CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	001-03876	75-1056913
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification Number)

100 Crescent Court,		75201-6915
Suite 1600		(Zip code)
Dallas, Texas
(Address of principal
executive offices)
Registrant’s telephone number, including area code: (214) 871-3555
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Pipelines and Tankage Agreement
     On February 29, 2008 in connection with the closing of the transactions contemplated by the Purchase and Sale Agreement, dated as of February 25, 2008, among Holly Corporation (“Holly”) and Holly Energy Partners, L.P. (the “Partnership,” and together with Holly, the “Parties”), the Parties entered into a 15-year pipelines and tankage agreement (the “Agreement”). The Agreement may be extended by the mutual agreement of the Parties, provided that the Party desiring to extend the Agreement provides the other Party with at least 12 months written notice of its request to extend the Agreement. In the event the Agreement is terminated without renewal, Holly will have a limited right of first refusal for one year following such termination to enter into a new agreement with the Partnership on commercial terms that substantially match the terms offered to the Partnership by a third-party. Holly will also have a right of first refusal to purchase the pipelines and tankage assets should the Partnership decide to sell them in the future. All capitalized terms not defined herein have the meaning assigned to them in the Agreement.
     Under the Agreement, Holly agrees to ship (1) on the crude oil trunk pipelines an amount of crude oil in the aggregate having a quantity and consistency that will produce revenue to the Partnership in an amount at least equal to $13,552,450 annually; (2) on the crude oil gathering pipelines an amount of crude oil in the aggregate that will produce revenue to the Partnership in an amount at least equal to $8,688,750 annually; (3) on the Woods Cross Pipelines an amount of crude oil and refined product that will, in the aggregate, produce revenue to the Partnership in an amount at least equal to $730,000 annually; and (4) on the Roswell Products Pipeline an amount of refined product in the aggregate that will produce revenue to the Partnership in an amount at least equal to $35,000 per quarter (collectively, the “Minimum Pipeline Revenue Commitment”). The amount of the tariffs will be adjusted upward on July 1 of each year commencing on July 1, 2008, by an amount equal to the percentage change, if any, between the two immediately preceding calendar years, in the FERC Oil Pipeline Index. If that index is no longer published, Holly and the Partnership shall negotiate in good faith and agree on a new index that gives comparable protection from inflation and the same method of adjustment for increases in the new index will be used to calculate increases in the Minimum Pipeline Revenue Commitment.
     During the term of the Agreement, Holly shall pay the Partnership throughput fees associated with certain refinery tankage in the amount of $184,000 per month (the “Tankage Revenue Commitment”) in exchange for the Partnership providing to Holly 613,333 barrels per month of crude oil storage capacity at the refinery tankage. The amount of the Tankage Revenue Commitment will be adjusted upward on July 1 of each year commencing on July 1, 2008, by an amount equal to the percentage change, if any, between the two immediately preceding calendar years, in the FERC Oil Pipeline Index. If that index is no longer published, Holly and the Partnership shall negotiate in good faith and agree on a new index that gives comparable protection from inflation and the same method of adjustment for increases in the new index will be used to calculate increases in the Tankage Revenue Commitment.
     At Holly’s request, the Partnership will be required to use its commercially reasonable efforts to transport by pipeline for Holly each month during the term of the Agreement: (i) 79,000 bpd of crude oil on the crude oil trunk pipelines; (ii) (A) from the Effective Date until the fifth anniversary of the Effective Date, 50,000 bpd of crude oil on the crude oil gathering pipelines; (B) from the fifth anniversary of the Effective Date until the tenth anniversary of the Effective Date, 47,500 bpd of crude oil on the crude oil gathering pipelines; and (C) from the tenth anniversary of the Effective Date until the expiration of the term of the Agreement, 45,000 bpd of crude oil on the crude oil gathering pipelines; (iii) transport on the Woods Cross pipelines at least 8,000 bpd of crude oil and refined product; and (iv) to transport on the Roswell Products Pipeline at least 36,000 bpq of refined product.

     If Holly fails to meet its Minimum Pipeline Revenue Commitment or Tankage Revenue Commitment in any quarter, it will be required to pay to the Partnership a deficiency payment upon the later of: (a) ten days after their receipt of notice of such deficiency and (b) 30 days following the end of the related contract quarter. If disagreements regarding any deficiency payment cannot be resolved among the Parties within 30 days following the payment of such deficiency payment, the parties shall submit any and all disputed matters to arbitration in accordance with the terms of the Agreement.
     Holly will, during the period that commences on the Effective Time and ends 5 years thereafter (the “Initial Tank Inspection Period”), reimburse the Partnership for the actual costs incurred by the Partnership in performing the first regularly scheduled API 653 inspection conducted after the Effective Time of the tanks included within the tankage assets (the “Initial Tank Inspections”), and any repairs or tests or consequential remediation that may be required to be made to such tankage assets as a result of any discovery made during the Initial Tank Inspections; provided, however, that (i) Holly is not obligated to reimburse the Partnership for any costs associated with or arising from any inspection of Relocated Tank 437 or Replacement Tank 439, and (ii) upon expiration of the Initial Tank Inspection Period, all of the obligations of Holly relating to the Initial Tank Inspections shall terminate, except that the Initial Tank Inspection Period shall be extended if, and only to the extent that (a) inaccessibility of the tankage assets during the Initial Tank Inspection Period caused the delay of an Initial Tank Inspection originally scheduled to be performed during the Initial Tank Inspection Period, and (b) Holly received notice from the Partnership regarding such delay at the time it occurred.
     If new laws or regulations are enacted that require the Partnership to make capital expenditures with respect to the pipeline and tankage assets, the Partnership may amend the tariff rates to recover its costs of complying with these new laws or regulations (including a reasonable rate of return). The Parties will be required to negotiate in good faith to mitigate the costs associated with any such new laws and to determine the amount of the new tariff rate.
     Either Party may temporarily suspend its obligations under the Agreement during the occurrence of an event that is outside its control and renders its performance impossible for at least 30 days. An event with a duration of longer than one year will allow either of the Parties to terminate the Agreement.
     Pursuant to the Agreement, Holly will not challenge, or cause others to challenge or assist others in challenging the Partnership’s tariff rates for the term of the Agreement. At the termination of the Agreement, Holly will be free to challenge, or to cause others to challenge or assist others in challenging, the Partnership’s tariff rates.
     During the term of the Agreement, the Partnership will not reverse the direction of any pipeline asset without Holly’s consent. Holly has the right to reverse the direction of the pipeline assets, so long as it reimburses the Partnership for the additional costs and expenses the Partnership incurs as a result of changing the direction of the pipeline assets and pays a flow reversal rate of $0.40 per barrel for any product shipped in a reversed direction on the pipeline assets. Such flow reversal rates will be adjusted each year at a rate equal to the percentage change in the producer price index.
     Holly’s obligations under the Agreement will not terminate if Holly and its affiliates no longer own the Partnership’s general partner. The Agreement may be assigned to a third party with the prior written consent of the non-assigning Party, provided such consent will not be unreasonably withheld. The Parties may also assign the Agreement to an affiliate or a third party lender or debt holder without the prior written consent of the non-assigning Party.
     The description of the Agreement herein is qualified by reference to the copy of the Agreement, filed as Exhibit 10.1 to this report, which is incorporated by reference into this report in its entirety.

Item 9.01 Financial Statements and Exhibits.

10.1	—	Pipelines and Tankage Agreement, dated as of February 29, 2008 among Holly Corporation, Navajo Pipeline Co., L.P., Navajo Refining Company, L.L.C., Woods Cross Refining Company, L.L.C., Holly Energy Partners, L.P., Holly Energy Partners — Operating, L.P., HEP Pipeline, L.L.C., and HEP Woods Cross, L.L.C. (incorporated by reference to Exhibit 10.1 of Holly Energy Partners, L.P.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 6, 2008).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HOLLY CORPORATION
By:	/s/ Bruce R. Shaw
Bruce R. Shaw
Senior Vice President and Chief Financial Officer

Date: March 6, 2008

EXHIBIT INDEX

Exhibit
Number		Exhibit Title

10.1	—	Pipelines and Tankage Agreement, dated as of February 29, 2008, among Holly Corporation, Navajo Pipeline Co., L.P., Navajo Refining Company, L.L.C., Woods Cross Refining Company, L.L.C., Holly Energy Partners, L.P., Holly Energy Partners — Operating, L.P., HEP Pipeline, L.L.C., and HEP Woods Cross, L.L.C. (incorporated by reference to Exhibit 10.1 of Holly Energy Partners, L.P.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 6, 2008).